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                                                                    Exhibit 21.1




                                MID OCEAN LIMITED
                                       AND
                                  SUBSIDIARIES



                                                             % Beneficial             Jurisdiction
                                                             Ownership by                       of
                                                         Immediate Parent            Incorporation
                                                         ----------------            -------------
Mid Ocean Limited                                                      --           Cayman Islands

  Mid Ocean Holdings Ltd.                                             100                  Bermuda
     Mid Ocean Reinsurance Company Ltd.                               100                  Bermuda
       Baltusrol Holdings Limited                                      51                  Bermuda
       Mid Ocean Reinsurance Consulting GmbH                          100                  Germany

     Ridgewood Holdings Ltd.                                          100                  Bermuda
       The Brockbank Group plc                                        100           United Kingdom
         Brockbank Holdings Limited                                   100           United Kingdom
            Baltusrol Holdings Limited                                 49                  Bermuda
         Brockbank Underwriting Limited                               100           United Kingdom
            Brockbank Syndicate  Management Limited                   100           United Kingdom
            Admiral Insurance Services Limited (1)                   85.5           United Kingdom
              Admiral Services (Europe) Limited                       100           United Kingdom
              Able Insurance Services Limited                         100           United Kingdom
            Brockbank Personal Lines Limited                          100           United Kingdom
              Zenith Policy Services Limited                          100           United Kingdom
            Cassidy Brockbank Limited                                 100           United Kingdom
            Brockbank Insurance Services Ltd.                         100           United Kingdom
         Dornoch Limited                                              100           United Kingdom
         County Down Limited                                          100           United Kingdom


(1) Admiral Insurance Services Limited shares are held 80% by Brockbank Syndicate Management Limited in trust on behalf of the syndicate names. 5.5% are held directly by Brockbank Underwriting Limited.